SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14 (a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
     Definitive additional materials
     Soliciting material pursuant to Rule 14a-12

                           Phoenix Investment Trust 97
                    Registration Nos. 811-08343 and 33-34537
      (Name of Registrant as Specified in Its Charter/Declaration of Trust)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:
            (2) Aggregate number of securities to which transaction applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            (4) Proposed maximum aggregate value of transaction:
            (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount previously paid:
            (2) Form, Schedule or Registration Statement no.:
            (3) Filing Party:
            (4) Date Filed:

             IMPORTANT: PLEASE VOTE YOUR SHARES BEFORE [DATE], 2005.



July xx, 2005

Dear Phoenix Value Equity Fund Shareholder:

I hope that you will take time to read the enclosed proxy statement and cast your ballot for a special September 16, 2005 meeting of shareholders of the Phoenix Value Equity Fund (the "Fund"). Your vote is vital to the outcome of several proposals that are being presented by the Board of Trustees.

Among the proposals being presented is the approval of a new Investment Advisory Agreement between the Fund and Phoenix Investment Counsel, Inc. ("PIC"), which would replace Engemann Asset Management ("Engemann") in this role and provide the same services for the same fee. Phoenix and Engemann are affiliated companies, however, PIC has more experience managing and monitoring subadvisers. This is particularly relevant as you are also being asked to approve a new Subadvisory Agreement between PIC, as the Fund's new investment adviser, and Acadian Asset Management, Inc. ("Acadian") to perform day-to-day management of the portfolio. Finally, to increase efficiency and decrease expenses surrounding future proxy solicitations for necessary subadviser changes, the Board requests your approval to permit PIC to hire and replace subadvisers or to modify subadvisory agreements without obtaining shareholder approval. The Board believes that shareholders' interests will benefit from all of these proposals.

Details of all proposals are included in the enclosed proxy statement, which also provides answers to questions about each proposal, the voting process and the shareholder meeting. You can also learn more about the qualifications of Acadian and PIC to assume the Fund's subadvisory and advisory roles, respectively.

The Board of Trustees has carefully assessed these proposals, and unanimously recommends that shareholders vote FOR the proposals. TO CONFIRM THE BOARD'S RECOMMENDATIONS, PLEASE VOTE FOR ALL OF THE PROPOSALS ON THE ENCLOSED PROXY CARD.

REMEMBER: YOUR VOTE COUNTS, AND DELAYING YOUR VOTE MAY ADD TO THE COST OF THIS PROXY SOLICITATION. PLEASE CAST YOUR BALLOT TODAY - BY MAIL, TELEPHONE OR ONLINE
- BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

If you have any questions, please call Phoenix Mutual Fund Services at 1-800-243-1574.

Sincerely,

/s/Daniel T. Geraci
Daniel T. Geraci
President and Chief Executive Officer
Phoenix Investment Partners, Ltd.

                            PHOENIX VALUE EQUITY FUND
                     A SERIES OF PHOENIX INVESTMENT TRUST 97

                                101 Munson Street
                              Greenfield, MA 01301

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        To be held on September 16, 2005

            To the Shareholders of Phoenix Value Equity Fund:

            NOTICE IS HEREBY GIVEN THAT a special meeting of the Shareholders of Phoenix Value Equity Fund (the "Fund") of Phoenix Investment Trust 97 (the "Trust"), a Delaware statutory trust, will be held at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, CT 06115, on September 16, 2005 at 2:00 p.m. Eastern Time and any adjournments thereof (the "Meeting") for the following purposes:

            1. To approve a new Investment Advisory Agreement between the Fund and Phoenix Investment Counsel, Inc. ("PIC") (Proposal 1). All shareholders will vote on this proposal.
            2. To approve a Subadvisory Agreement between PIC and Acadian Asset Management, Inc. (Proposal 2). All shareholders will vote on this proposal.
            3. To approve a proposal to permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 3). All shareholders will vote on this proposal.
            4. To transact any other business that may properly come before the Meeting.

            The Board of Trustees has fixed the close of business on June 30, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting.

                                         By order of the Board of Trustees
                                         Francis G. Waltman
                                         Title: Senior Vice President
                                         Phoenix Value Equity Fund

July _____, 2005

            SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE BY TELEPHONE OR BY THE INTERNET. INSTRUCTIONS FOR THE PROPER EXECUTION OF THE PROXY ARE SET FORTH IMMEDIATELY FOLLOWING THIS NOTICE OR, WITH RESPECT TO TELEPHONE OR INTERNET VOTING, ON THE PROXY CARD. IT IS IMPORTANT THAT THE PROXY BE VOTED PROMPTLY.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

                      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


                      Registration                             Valid Signature
                      ------------                             ---------------
Corporate Accounts

                      (1) ABC Corp.                            ABC Corp.
                      (2) ABC Corp.                            John Doe, Treasurer
                      (3) ABC Corp. c/o John Doe, Treasurer    John Doe
                      (4) ABC Corp. Profit Sharing Plan        John Doe, Trustee

Trust Accounts

                      (1) ABC Trust                            Jane B. Doe, Trustee
                      (2) Jane B. Doe, Trustee u/t/d 12/28/78  Jane B. Doe

Custodial or Estate Accounts

                      (1) John B. Smith, Cust. f/b/o
                          John B. Smith, Jr. UGMA              John B. Smith
                      (2) Estate of John B. Smith              John B. Smith, Jr.,
                                                               Executor



{W0126234; 1}

                            PHOENIX VALUE EQUITY FUND
                     A SERIES OF PHOENIX INVESTMENT TRUST 97

                                101 Munson Street
                              Greenfield, MA 01301
                                 (800) 243-1574

                         SPECIAL MEETING OF SHAREHOLDERS
                        To be held on September 16, 2005

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Phoenix Value Equity Fund (the "Fund"), which is a series of the Phoenix Investment Trust 97, (the "Trust"). The proxies will be used at the special meeting of shareholders to be held at 56 Prospect Street, Hartford, CT 06115 on September 16, 2005 (the "Meeting") and any adjournment(s) thereof. The Meeting will be held at the offices of Phoenix Investment Partners, Ltd. for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about __________, 2005 or as soon as practicable thereafter. The close of business on June 30, 2005 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the meeting. Each shareholder shall be entitled to one vote for each dollar of net asset value (determined as of the record date) of each share owned by such shareholder on any matter on which such shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. On the Record Date the following shares were outstanding representing the following number of votes: Class A - 2,262,712.312, Class B - 967,891.786 and Class C - 791,051.172.

         A copy of the Trust's annual report for the fiscal year ending August 31, 2004 along with the unaudited semi-annual report for the six month period ending February 28, 2005 are available free of charge via the internet at www.PhoenixFunds.com, or by calling 800-243-1574.

         It is expected that the solicitation of proxies will be primarily by mail. Supplementary solicitations may be made by mail, telephone, facsimile, Internet or personal contact by representatives of the Trust. Computershare has been engaged to assist in the distribution and tabulation of proxies. D.F. King, Inc. has been engaged to assist in the solicitation of proxies. The anticipated cost of such solicitation services is approximately $12,000. The costs associated with this Proxy Statement will be borne by Phoenix Investment Counsel, Inc. ("PIC").

         Any shareholder submitting a proxy has the power to revoke it by attending and voting in person at the Meeting, by mailing a notice of revocation to the Secretary at the principal office of the Trust, or by executing a superseding proxy by telephone or through the Internet to the Trust. All but properly executed but unmarked proxies received before the Meeting will be voted FOR the approval of all of the proposals contained in this Proxy Statement.

         Thirty-three and one-third percent of the outstanding shares of the Fund must be present in person or by proxy to constitute a quorum for the transaction of business for the Fund. If the necessary quorum to transact business or the vote required to approve the proposals is not obtained at the Meeting, the persons named as proxies on the proxy card may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit the further solicitation of proxies. Any such adjournment would require the affirmative vote of a majority of the shares voting on the adjournment. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposals in favor of such adjournment, and will vote against any such adjournment those proxies that they have been instructed to vote against the proposals.

         "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Trust, but are not voted as to one or more proposals because instructions have not been received from beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power. For all of the proposals contained in this Proxy Statement, abstentions and "broker non-votes" are treated as shares that are present for purposes of determining whether a quorum is present, but do not represent votes cast with respect to a proposal and have the same effect as a "no" vote.

         Separate votes are taken by each share class only if a matter affects or requires the vote of only that class or that class's interest in the matter differs from the interest of the other classes. All of the proposals contained in this Proxy Statement will be voted on by all of the Fund's shareholders.

                        BOARD OF TRUSTEES RECOMMENDATION

         The Board of Trustees met on June 13, 2005 to discuss the proposals contained in this Proxy Statement. The Board voted unanimously to approve the proposals. The Board of Trustees recommends that you vote "FOR" all of the proposals contained in this Proxy Statement.

                           PROPOSAL 1: APPROVAL OF THE
                        NEW INVESTMENT ADVISORY AGREEMENT

REQUIRED VOTE

         Approval of the new Investment Advisory Agreement (the "New Agreement") for the Fund requires the affirmative vote of a majority of the outstanding voting securities of the Fund with the Fund's share classes voting together. Under the 1940 Act, a majority of the Fund's outstanding voting securities is defined as the lesser of (1) 67% of the outstanding shares represented at a meeting at which more than 50% of the Fund's outstanding shares are present in person or represented by proxy or (2) more than 50% of the Fund's outstanding voting securities (a "Majority Vote"). If the New Agreement is not approved by the Fund's shareholders, Engemann Asset Management ("EAM") would continue to serve as the Fund's investment adviser at the current fee level, until the expiration of the current Investment Advisory Agreement (the "Current Agreement"), and the Board of Trustees would consider the options available to the Fund at that time.

NEW AGREEMENT

         Other than the parties involved, the New Agreement does not differ from the Current Agreement. Under the New Agreement, PIC would perform the same services currently performed by EAM and PIC would receive the same fee for performing those services. EAM and PIC are affiliated companies. The reason for entering into the New Agreement with PIC is that PIC has more experience in dealing with and monitoring subadvisers. Further, for ease of administration and possible economies of scale, PIC and EAM agree that management of subadvisory relationships should be undertaken by one entity - PIC. The New Agreement will continue in effect until November 30, 2006, and thereafter from year to year so long as such continuance is approved annually by a majority of the Fund's Trustees who are not interested persons pursuant to Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act"), (the "Disinterested Trustees"), and by either a majority of the outstanding voting shares of the Fund or the Trustees of the Fund. As discussed in Proposal 2 below, the Board of Trustees is recommending that the Fund enter into a subadvisory relationship with respect to all of the Fund's assets.

CURRENT AGREEMENT

         The Trust, on behalf of the Fund, has entered into the Current Agreement with EAM, which is located at 600 North Rosemead Boulevard, Pasadena, California 91107. The Current Agreement provides that EAM will have overall supervisory responsibility for the investment program of the Fund and at its own expense will provide office space for the Fund as well as pay the salaries, fees and expenses of the Fund's officers and of those Trustees who are interested persons of EAM. EAM is also authorized to perform the management and administrative services necessary for the operation of the Fund. For providing these services, EAM receives a monthly fee calculated at an annual rate based on 0.75% for the first billion of the Fund's assets, 0.70% on assets over $1 billion and 0.65% on the excess over $2 billion. The Fund paid EAM $210,841 under the Current Agreement from January 1, 2005 until June 30, 2005. The Fund made no other material payments to EAM during its last fiscal year.

         The Current Agreement with EAM is dated January 1, 2005, and will continue in effect until November 30, 2005, and thereafter from year to year so long as such continuance is approved annually by a majority of the Fund's Disinterested Trustees, and by either a majority of the outstanding voting shares of the Fund or the Trustees of the Fund. The Current Agreement with EAM was not submitted to a vote of shareholders because it was entered into as a result of an internal reorganization within the Phoenix companies, and, therefore, shareholder approval was not necessary. The Current Agreement (i) may be terminated without the payment of any penalty by the Fund or EAM on 60 days written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees of the Fund, including a majority of the Disinterested Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of the Fund.

         The last investment advisory agreement submitted to the Fund's shareholders was the Fund's Amended and Restated Investment Advisory Agreement between the Fund and PIC, which was last submitted to a vote of shareholders on December 15, 2000, for the purpose of reorganizing the Trust. The Fund paid PIC $ 465,734 for investment advisory services during the period beginning January 1, 2004 through December 31, 2004.

BASIS FOR THE BOARD RECOMMENDATION

         In evaluating, approving and recommending to the Fund's shareholders that they approve Proposal 1, the Board of Trustees, requested and evaluated information provided by PIC which, in the Board's view, constituted information necessary for the Board to form a judgment as to whether the New Agreement would be in the best interest of the Fund and its shareholders. Prior to making its final decision, the Trustees who are not interested persons pursuant to Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act"), met privately with counsel to discuss the information provided.

         In recommending that shareholders approve the proposal, the Board considered various factors, including:

         1) the rate of the investment advisory fee and other expenses that would be paid by the Fund under the New Agreement as compared to those paid under the Current Agreement and those of representative comparable funds managed by other investment advisers. The Board noted in particular that the investment advisory fee would be reasonable because it is within the range of contractual advisory fee rates at comparable asset levels for representative comparable funds, as indicated in material prepared for the Board by PIC based on information contained in various publicly available documents. Specifically, the proposed fee was slightly above the median of advisory fees for comparable funds;

         2) the impact of the proposed investment advisory fee on the Fund's Net Expense ratio both before and after any waivers or reimbursements;

         3) the above average nature and quality of investment advisory services provided by PIC to the Fund in the past, including its efforts to improve the Fund's performance;

         4) other benefits to PIC in providing investment advisory services to the Funds; and

         5) possible economies of scale to be achieved through the reduction in advisory and other fees as assets grow while managing the Fund under the proposed New Agreement.

         In considering the proposal, the Board concluded that by entering into the New Agreement, PIC would be better positioned to monitor the Fund's subadvisory relationship.

                           PROPOSAL 2: APPROVAL OF THE
                       SUBADVISORY AGREEMENT WITH ACADIAN

REQUIRED VOTE

         Approval of the Subadvisory Agreement with Acadian Asset Management, Inc. ("Acadian") requires the affirmative vote of a majority of the outstanding voting securities of the Fund with all of the Fund's share classes voting together. Under the 1940 Act, a majority of the Fund's outstanding voting securities is defined as the lesser of (1) 67% of the outstanding shares represented at a meeting at which more than 50% of the Fund's outstanding shares are present in person or represented by proxy or (2) more than 50% of the Fund's outstanding voting securities (a "Majority Vote"). If the new Subadvisory Agreement is not approved, the Board of Trustees will consider the options available to the Fund.

THE SUBADVISORY AGREEMENT

         The Board believes that Fund shareholders can benefit most from management of the Fund's assets by the equity team at Acadian, which has demonstrated superior equity performance and portfolio manager stability. No material changes to the Fund's current principal investment strategies would occur if the Subadvisory Agreement were approved.

         The Subadvisory Agreement would obligate Acadian to: (i) make investment decisions on behalf of the Fund; (ii) place all orders for the purchase and sale of investments for the Fund with brokers or dealers selected by Acadian; (iii) vote all proxies for portfolio securities in accordance with policies and procedures adopted by the Fund; and (iv) perform certain limited related administrative functions in connection therewith. The Subadvisory Agreement would provide that Acadian shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Subadvisory Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, a violation of the standard of care established by and applicable to Acadian in its actions under the Subadvisory Agreement or a breach of Acadian's duty or of its obligations under the Subadvisory Agreement and except to the extent otherwise provided by law.

         The Fund would pay no fee directly to Acadian as the subadviser. Under the Subadvisory Agreement, Acadian would be compensated by PIC at the following annual rates:

         Average Daily Net Fund Assets           Subadvisory Fee
         -----------------------------           ---------------
         First $1 Billion                             0.375%
         Over $1 Billion to $2 Billion                0.350%
         Over $2 Billion                              0.325%

         If approved, the Subadvisory Agreement would have an initial term of two years. The Subadvisory Agreement would continue thereafter on a year to year basis with the approval of the Fund's Trustees, including a majority of the Disinterested Trustees. The Subadvisory Agreement would be subject to termination by PIC or Acadian on 60 days written notice and would terminate automatically in the event of its assignment and in the event of termination of the Fund's Investment Advisory Agreement.

BASIS FOR THE BOARD'S RECOMMENDATION

         In evaluating, approving and recommending to the Fund's shareholders that they approve this proposal, the Board of Trustees, requested and evaluated information provided by PIC and Acadian which, in the Board's view, constituted information necessary for the Board to form a judgment as to whether entering into the Subadvisory Agreement with Acadian would be in the best interest of the Fund and its shareholders. Prior to making its final decision, the Disinterested Trustees met privately with counsel to discuss the information provided.

         In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and each Trustee attributed different weights to the various factors. In recommending that shareholders approve this proposal, the Trustees considered various factors, including

         1) the nature, extent and quality of the services to be provided by Acadian. The Trustees reviewed biographical information for each Acadian portfolio manager who would be providing services under the Subadvisory Agreement and noted the breadth and depth of experience presented;

         2) that all of Acadian's investment strategies are team managed and supported Acadian's focus on using data, technology and sophisticated analytical methods to evaluate and project expected returns for 20,000 stocks every day;

         3) that Acadian's value investing process is systematic, objective and consistent. In addition, Acadian's stock valuation process is based on proprietary combinations of factors that capture valuation, earnings and price movements and stock forecasts are made relative to sectors and countries. Acadian's sector forecasts use a range of data for over 200 sector groups worldwide. Stock forecasts are then combined for a world-relative final forecast. Finally, Acadian's research effort is to continually improve performance results;

         4) the rate of the investment advisory fee that would be paid by PIC (and not the Fund) under the Subadvisory Agreement;

         5) the performance comparison information as of March 31, 2005 for Acadian and the Fund as follows:

-------------------------------------------------------------------------------------------------------------
                      Acadian*               Phoenix Value Equity Fund             Russell 1000(R) Value
-------------- ----------------------- -------------------------------------- -------------------------------
1 Year                 14.43%                          5.92%                              13.17%
-------------- ----------------------- -------------------------------------- -------------------------------
3 Years                 8.01%                          2.48%                               7.16%
-------------- ----------------------- -------------------------------------- -------------------------------
-5 Years                4.35%                          0.57%                               5.19%
-------------------------------------------------------------------------------------------------------------

*The calculation is derived from gross performance data for value institutional composites as provided by Acadian and net of fund expenses.

         The Russell 1000(R) Value Index is a market capitalization-weighted index of value-oriented stocks of the 1,000 largest companies in the Russell Universe, which comprises the 3,000 largest U.S. companies. The index is unmanaged and not available for direct investment; therefore, its performance does not reflect the fees, expenses or taxes associated with the active management of an actual portfolio;

         6) the fact that Acadian has soft dollar arrangements with several brokers, and Acadian pools soft dollars throughout the year to pay for a variety of research-related expenses that are of benefit to all Acadian clients;

         7) the fact that there are no other tangible benefits to Acadian in providing investment advisory services to the Fund, other than the fee to be earned under the Subadvisory Agreement. There may be certain intangible benefits gained to the extent that serving the Fund could enhance Acadian's reputation in the marketplace, and, therefore, would enable Acadian to attract additional client relationships; and

         8) the possibility of economies of scale to be achieved as Fund assets increase through the use of a breakpoint fee schedule.

         Based on the foregoing, the Board concluded that the proposed Subadvisory Agreement was favorable for shareholders because shareholders could benefit from management of the Fund's assets by the equity team at Acadian.

               PROPOSAL 3: APPROVAL OF A PROPOSAL TO PERMIT PIC TO
                    HIRE AND REPLACE SUBADVISORS OR TO MODIFY
               SUBADVISORY AGREEMENTS WITHOUT SHAREHOLDER APPROVAL

REQUIRED VOTE

         Approval of this proposal requires a majority vote of the shareholders of the Fund. If the Fund's shareholders do not approve this proposal, the terms and conditions of the exemptive relief described below will not be applicable to the Fund.

         By approving the proposal, shareholders will afford the Fund the opportunity to forego the costly expense of and unnecessary delays associated with proxy solicitations due to necessary subadviser changes.

DESCRIPTION OF EXEMPTIVE RELIEF

         One of the duties of an investment adviser is to recommend to a board of trustees, if conditions warrant, the reallocation of assets managed by a subadviser or to recommend a subadviser's hiring, termination or replacement, if the adviser deems it appropriate to achieve the overall objectives of a fund. The Trust proposes that PIC, with the approval of the Board of Trustees, be permitted to enter into, terminate, or modify subadvisory agreements on behalf of the Fund without obtaining the prior approval of a majority of the outstanding voting securities of the Fund, as is otherwise required by Section 15 of the 1940 Act.

         Phoenix Variable Advisors, Inc. ("PVA"), an affiliate of PIC, and The Phoenix Edge Series Fund have received an exemptive order from the Securities and Exchange Commission that, subject to certain conditions, permits PVA and any funds advised by entities that are under common control with PVA (such as PIC), with the approval of such funds' trustees, to retain other subadvisers, subsequently change the subadvisers, or continue the employment of existing subadvisers, after events that under the 1940 Act and the relevant subadvisory agreements would otherwise cause an automatic termination of the subadvisory agreements, without submitting the subadvisory agreements or material amendments to those agreements to a vote of the shareholders.

         Before this relief can be utilized by the Fund, the Fund's shareholders must approve the applicability of the relief to the Fund. If the Fund's shareholders approve the proposal to allow PIC to utilize this relief for the Fund, the Fund and PIC will have the right to hire, terminate or replace subadvisers without shareholder approval, including, without limitation, the replacement or reinstatement of any subadviser with respect to which a subadvisory agreement has automatically terminated as a result of an assignment. PIC will continue to have the ultimate responsibility to oversee the subadvisers and recommend their hiring, termination, and replacement.

         Even if the Fund's shareholders approve this arrangement, any new subadvisers engaged or terminated or any change in a subadvisory agreement will still require the approval of the Fund's Board of Trustees. In order to approve new subadvisers, the Trustees will analyze the factors they deem relevant, including the nature, quality and scope of services provided by subadvisers to investment companies comparable to the Fund. The Trustees will review the ability of the subadvisers to provide services to the Fund, as well as its personnel, operation, financial condition or any other factor which would affect the subadvisers with respect to compliance and regulatory matters over the past fiscal year. The Trustees will review the subadvisers' investment performance with respect to accounts deemed comparable. Finally, the Trustees will consider other factors deemed relevant to the subadvisers' performance as an investment adviser. The Trust believes that this review provides adequate shareholder protection in the selection of subadvisers. PIC would notify Fund shareholders in the event of any change in the identity of the subadviser of the Fund. In addition, the exemptive order prohibits PIC from entering into subadvisory agreements with affiliates of PIC to replace an unaffiliated subadviser without shareholder approval.

         Although shareholder approval would not be required for the termination of subadvisory agreements, shareholders of the Fund will continue to have the right to terminate such subadvisory agreements for the Fund at any time by a vote of a majority of the outstanding voting securities of the Fund.

                           MORE INFORMATION ABOUT PIC

         Phoenix Equity Planning Corporation ("PEPCO") owns all of the outstanding stock of PIC, a subsidiary of Phoenix Investment Partners, Ltd. ("PXP"). The Phoenix Companies, Inc. ("PNX") of Hartford, Connecticut is the sole shareholder of PXP. PNX's primary place of business is One American Row, Hartford, CT 06115. PEPCO, a mutual fund distributor, acts as the national distributor of the Fund's shares and as administrative agent of the Fund. The principal office of PEPCO is located at One American Row, Hartford, CT 06102. The Fund paid PEPCO $610,793 during their last fiscal year for performing these services for the Fund.

         PIC acts as the investment adviser for 16 fund companies totaling 40 mutual funds and as adviser to institutional clients. PIC has acted as an investment adviser for over 70 years. As of December 31, 2004, PIC had approximately $21.8 million in assets under management. PIC does not currently serve as an investment adviser to any funds that have a similar investment objective to the Fund.

         The following persons serve as the principal executive officers of PIC at the address for PIC listed above and (except for Bonner, Engberg, Geraci and Aylward) do not serve as Trustees or Officers of the Trust: Daniel T. Geraci, President; George R. Aylward, Executive Vice President; James D. Wehr, Executive Vice President; Gerald S. Fawthrop, Second Vice President and Assistant Treasurer; Christopher M. Wilkos, Second Vice President; Glenn H. Pease, Vice President, Finance and Treasurer; Doreen A. Bonner, Vice President and Chief Compliance Officer; Nancy J. Engberg, Vice President and Chief Compliance Officer; and John H. Beers, Vice President and Clerk.

         PXP is the wholly owned investment management subsidiary of PNX and has served investors for over 70 years. As of December 31, 2004, PXP had approximately $56.1 billion in assets under management through its investment partners: Duff & Phelps Investment Management Co. (Duff & Phelps) in Chicago; Kayne Anderson Rudnick Investment Management, LLC (Kayne) in Los Angeles; Engemann Asset Management (Engemann) in Pasadena; Seneca Capital Management LLC (Seneca) in San Francisco; Walnut Asset Management LLC (Walnut) in Philadelphia; Phoenix/Zweig Advisers LLC and Euclid Advisors LLC (Zweig) in New York; and PIC in Hartford, CT.

                         MORE INFORMATION ABOUT ACADIAN

         Acadian Asset Management, Inc. is located at One Post Office Square, Boston, MA 02109. Acadian is registered as an investment adviser under the Investment Advisers Act of 1940. Acadian is a wholly owned subsidiary of Old Mutual Asset Managers (US) LLC, which is wholly owned by Old Mutual (US) Holdings, Inc. Old Mutual (US) Holdings, Inc. is wholly owned by OM Group (UK) Limited. OM Group (UK) limited is wholly owned by Old Mutual PLC. The following persons serve as the principal executive officers of Acadian: Gary L. Bergstrom, Chairman, Director and Treasurer; Ronald D. Frashure, President and Director; Churchill G. Franklin, Executive Vice President and Director; John R. Chisholm, Executive Vice President and Director; Barry B. White, Clerk; Scott F. Powers, Director; Scott P. Dias, Chief Compliance Officer; and Mark J. Minichiello, Chief Financial Officer. The principal occupation of the principal executive officers is the officer's position with Acadian.

         As of February 28, 2005, Acadian had approximately $15.5 billion in assets under management. Acadian serves as investment adviser to institutional portfolios in the same style as will be provided to the Funds. Acadian does subadvise any other U.S. value equity funds.

                           MORE INFORMATION ABOUT EAM

         All of the outstanding stock of EAM is owned by PXP. Gretchen Lash serves as the principal executive officer of EAM at the address for EAM listed above and does not serve as a Trustee or Officer of the Trust.

                           SHARE OWNERSHIP INFORMATION

         As of the Record Date, the following chart lists those shareholders who beneficially owned 5% or more of the outstanding shares of the Fund.

   ------------------------------------ -------------------------------------- ------------ -------------
                                                     Shareholder                 Shares       Percent
   ------------------------------------ -------------------------------------- ------------ -------------
                 Class A                KCB Services & Co., Trustees             265,958       11.75
                                        FBO St. Joseph Hospital
                                        Employees Pension Plan
                                        C/O Quads Trust Company
                                        PO Box 4310
                                        Frederick, MD 21705-4310
   ------------------------------------ -------------------------------------- ------------ -------------
                                        National Financial Securities            229,552       10.15
                                        Corporation FBO
                                        Fiioc as Agent for Qualified
                                        Employee Benefit Plans
                                        (401)K Finop-IC Funds
                                        100 Magellan Way KWIC
                                        Covington, KY 41015-1987
   ------------------------------------ -------------------------------------- ------------ -------------

   ------------------------------------ -------------------------------------- ------------ -------------
                 Class B                Merrill, Lynch, Pierce, Fenner           147,294       15.22
                                        & Smith for the sole benefit of
                                        its customers
                                        4800 Deer Lake Dr. E
                                        3rd Floor
                                        Jacksonville, FL 32246-6484
   ------------------------------------ -------------------------------------- ------------ -------------
                 Class C                Merrill, Lynch, Pierce, Fenner           89,783        11.35%
                                        & Smith for the sole benefit of
                                        its customers
                                        4800 Deer Lake Dr. E
                                        3rd Floor
                                        Jacksonville, FL 32246-6484
   ------------------------------------ -------------------------------------- ------------ -------------

                             PORTFOLIO TRANSACTIONS

         The Fund does not allocate portfolio brokerage on the basis of the sales of shares, although brokerage firms whose customers purchase shares of the Fund may participate in brokerage commissions. The Fund does not make portfolio transactions through affiliated brokers.

                                 OTHER BUSINESS

         The Board of Trustees knows of no other business to be brought before the Meeting. If other business should properly come before the meeting, the proxy holders will vote thereon in their discretion.

         PLEASE COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN THE CARD(S) BY SEPTEMBER 16, 2005 IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE.

By order of the Board of Trustees



                                             --------------------------
                                             Name: Francis G. Waltman
                                             Title: Senior Vice President

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          PLEASE SIGN, DATE AND RETURN YOUR VOTING INSTRUCTIONS TODAY!

Your Proxy Vote is important!

Please detach at perforation before mailing.

PROXY                       PHOENIX VALUE EQUITY FUND                     PROXY
                     A SERIES OF PHOENIX INVESTMENT TRUST 97
                  SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                               September 16, 2005

The undersigned shareholder(s) of Phoenix Value Equity Fund (the "Fund"), a series of Phoenix Investment Trust 97 (the "Trust"), hereby appoints Kevin J. Carr, Vallerie A. Atwood and Noreen M. O'Connell, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Fund to be held on September 16, 2005, at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, Connecticut 06115, at 2:00 p.m. Eastern Time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                           ------------------------------------
                           999 9999 9999 999
                           ------------------------------------

Note: PLEASE SIGN EXACTLY AS YOUR NAME (S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor please sign your name and give your full title as such. If signing on behalf of a corporation please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

                           _____________________________________________________
                           Signature and Title, if applicable

                           _____________________________________________________
                           Signature (if held jointly)

                           _______________________________________________, 2005
                           Date

        PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
          THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE
                                      FUND

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                           VOTE THIS PROXY CARD TODAY!

Phoenix Value Equity Fund                               [NUMBER OF SHARES OWNED]

                  Please detach at perforation before mailing.

SHARES HELD ON BEHALF OF THE SHAREHOLDER WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

The Board of Trustees recommends a vote FOR the following proposals.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:  |X|

1. Approve a new Investment Advisory Agreement between the Trust, on behalf of the Fund, and Phoenix Investment Counsel, Inc. ("PIC").

                 FOR [ ]        ABSTAIN [ ]        AGAINST [ ]

2.   Approve a Subadvisory Agreement between PIC and Acadian Asset Management,
     Inc.

                 FOR [ ]        ABSTAIN [ ]        AGAINST [ ]

3. Approve a proposal to permit PIC to hire and replace subadvisors or to modify subadvisory agreements without shareholder approval.

                 FOR [ ]        ABSTAIN [ ]        AGAINST [ ]

       IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING



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